Exhibit 16.1

January 27, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated January 27, 2015, of Diversified Resources, Inc. and are in agreement with the statements contained therein.

Kingery & Crouse, P.A.

/s/ Kingery & Crouse, P.A.

Tampa, Florida

2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
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